Exhibit 10.3
                      THE FIRST NATIONAL BANK OF LITCHFIELD
                                  AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      This Amendment to the First Amendment and Restatement to the Supplemental Executive Retirement Agreement (the "Agreement") dated as of and effective the 20th day of November, 2008 (the "Agreement"), is made the __ day of _______________, 2009 by and between THE FIRST NATIONAL BANK OF LITCHFIELD, a bank organized and existing under the national banking laws of the United States of America with its main office located at 13 North Street, Litchfield, Connecticut, 06759 (the "Bank") and __________, whose mailing address is _________________________ (the "Executive").

      Whereas, the Executive has been and continues to be a valued executive of the Bank;

      Whereas,    the    Executive    has    performed    his/her    duties   as
_____________________________ in a capable and efficient manner; and

      Whereas, the Bank wishes to ensure the continued loyalty and services of the Executive by providing him with deferred compensation,

      Whereas, First Litchfield Financial Corporation, the holding company for the Bank (the "Holding Company") has participated in the Capital Purchase
Program of the Troubled Assets Relief Program ("TARP") of the United States Department of the Treasury (the "Treasury");

      Whereas, the American Recovery and Reinvestment Act of 2009 (the "2009 Act") amended Section 111 of the Emergency Economic Stabilization Act of 2008 (the "2008 Act") to provide that any "TARP recipient [is prohibited from] making any golden parachute payment to [specified] officer[s] and ... employees of the TARP recipient during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding";

      Whereas, any payment under the Agreement could be a "golden parachute payment" as defined in Section 111 of the 2009 Act;

      Whereas, the Executive may presently be or in the future may be an officer or employee to whom a golden parachute payment may be prohibited under the 2009 Act; and

     Whereas, the Holding Company and the Bank and the Executive agree that is in the best interests of the Holding Company and the Bank for the Holding Company to be in compliance with Section 111 of the 2009 Act.

      Whereas, to further the above recited corporate objectives, and for other good and valuable consideration, the receipt and adequacy of which each party hereby acknowledges, the Bank and the Executive agree to add Section 17 to the Agreement as follows:


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

      17. Compliance with Compensation Standards.  Notwithstanding any provision
          --------------------------------------

in the Agreement to the contrary, no payment shall be made pursuant to the Agreement which, if made, would violate applicable provisions of the 2008 Act, the 2009 Act or compensation standards or regulations enacted by the Treasury pursuant thereto. For purposes of the Agreement, the Executive shall be deemed to be a person subject to Section 111 of the 2009 Act.

      EXECUTED under seal as of the day and year first above written, and in the case of the Bank by its duly authorized representative.

                                          THE FIRST NATIONAL BANK OF LITCHFIELD


ATTEST:                                   By:__________________________________

______________________                              (duly authorized)

                                                       EXECUTIVE


ATTEST:                                  By:___________________________________

______________________





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